Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Announces Private Offering of $400 Million

of Senior Notes

SUNNYVALE, Calif. — June 2, 2014 — Advanced Micro Devices, Inc. (NYSE: AMD) today announced that it intends to commence a private offering, subject to market and other conditions, of $400 million aggregate principal amount of senior notes due 2024. AMD intends to use the net proceeds received in the offering (the “Net Proceeds”) to repurchase its outstanding 8.125% Senior Notes due 2017 (the “8.125% Notes”) through a tender offer which also launched today, June 2, 2014 (the “8.125% Tender Offer”). AMD intends to use the Net Proceeds to fund the purchase of all 8.125% Notes that are early tendered (the “Early Tender”) in accordance with the terms of the 8.125% Tender Offer.

To the extent AMD still has 8.125% Notes outstanding following settlement of the Early Tender, prior to or following the expiration of the 8.125% Tender Offer, AMD intends to use the remaining Net Proceeds to redeem any and all remaining outstanding 8.125% Notes. To the extent the remaining Net Proceeds are not enough to redeem the then outstanding 8.125% Notes, AMD intends to use cash on hand, including the remaining net proceeds from its February 2014 offering of its 6.75% Senior Notes due 2019, if required, to fund the redemption of any such 8.125% Notes. To the extent AMD has remaining Net Proceeds after the completion of the 8.125% Notes Tender Offer and any redemption of 8.125% Notes, AMD will use such remaining Net Proceeds to redeem, repurchase or otherwise retire other outstanding indebtedness.

The new senior notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and will be offered only to qualified institutional buyers in reliance on Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended. Unless so registered, the new senior notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About AMD

AMD (NYSE: AMD) designs and integrates technology that powers millions of intelligent devices, including personal computers, tablets, game consoles and cloud servers that define the new era of surround computing. AMD solutions enable people everywhere to realize the full potential of their favorite devices and applications to push the boundaries of what is possible. For more information, visit www.amd.com.

Cautionary Statement

This news release contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect current expectations and projections about future events, including whether the offering is completed on the terms specified or at all and AMD’s anticipated use of proceeds from the offering, and thus involve uncertainty and risk. It is possible that future events may differ from expectations due to a variety of risks and other factors such as those described in AMD’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 29, 2014, as filed with the U.S. Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this news release are based on certain assumptions and analyses made in light of AMD’s experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. AMD does not intend to update any particular forward-looking statements contained in this news release.

AMD, the AMD Arrow logo and combinations thereof are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and may be trademarks of their respective owners.

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